OMB APPROVAL OMB Number: 3235-0060 Expires: January 31, 2008 Estimated average burden Hours per response...............38.0

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   January 19, 2007

JUNIPER CONTENT CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51240	20-2278320
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

56 West 45th Street, Suite 805, New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

        Registrant’s telephone number, including area code:        (212) 398-3112

Juniper Partners Acquisition Corp.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Section 2	Financial Information

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously reported, on January 19, 2007, the stockholders of Juniper Content Corporation (f/k/a Juniper Partners Acquisition Corp.) (‘‘Juniper’’), consummated a merger with Firestone Communications, Inc. (Firestone), in which Firestone became a wholly owned subsidiary of Juniper. Juniper issued 2,676,127 shares of common stock, 125,000 Class W Warrants to purchase 125,000 shares of common stock and 125,000 Class Z Warrants to purchase to 125,000 shares of common stock to the Firestone stockholders in connection with the merger and its Class B common stock automatically converted into shares of common stock. Holders of 481,100 shares of Class B common stock voted against the merger and elected to convert their shares into a pro rata portion of the trust fund (approximately $5.38 per share or an aggregate of $2,588,318). After giving effect to the (i) issuance of shares of common stock in the merger and (ii) conversion of shares, there are currently 5,618,127 shares of Juniper common stock outstanding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    March 1, 2007

JUNIPER CONTENT CORPORATION
By:	/s/ Stuart B. Rekant
Name: Stuart B. Rekant Title: Chairman and Chief Executive Officer